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                                                                    EXHIBIT 10.3

                                 EPCO AGREEMENT

                                  BY AND AMONG

                           ENTERPRISE PRODUCTS COMPANY

                           ENTERPRISE PRODUCTS GP, LLC

                        ENTERPRISE PRODUCTS PARTNERS L.P.

                                       AND

                       ENTERPRISE PRODUCTS OPERATING L.P.



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                                TABLE OF CONTENTS

                                              ARTICLE 1: DEFINITIONS

1.1      DEFINITIONS..............................................................................................1
1.2      CONSTRUCTION.............................................................................................1

                                                ARTICLE 2: SERVICES

2.1      SERVICES; TERM...........................................................................................2
2.2      COMPENSATION.............................................................................................2
2.3      DISPUTE REGARDING SERVICES OR CALCULATION OF COSTS.......................................................2
2.4      INVOICES.................................................................................................3
2.5      DISPUTES; DEFAULT........................................................................................3
2.6      INPUT....................................................................................................3
2.7      LIMITATION...............................................................................................3
2.8      REPRESENTATIONS REGARDING USE OF SERVICES................................................................3
2.9      WARRANTY; LIMITATION OF LIABILITY........................................................................3
2.10     FORCE MAJEURE............................................................................................4
2.11     AFFILIATES...............................................................................................4

                                          ARTICLE 3: USE OF NAME AND MARK

3.1      GRANT OF LICENSE.........................................................................................4
3.2      USE......................................................................................................4
3.3      VARIATIONS...............................................................................................4
3.4      NONTRANSFERABLE..........................................................................................4
3.5      INDEMNITY................................................................................................5
3.6      TERMINATION..............................................................................................5

                                            ARTICLE 4: INDEMNIFICATION

4.1      INDEMNIFICATION..........................................................................................5
4.2      INDEMNIFICATION PROCEDURES...............................................................................5

                                            ARTICLE 5: OTHER AGREEMENTS

5.1      PROHIBITED ACTIVITIES....................................................................................6
5.2      INSURANCE MATTERS........................................................................................6
5.3      COMMON CARRIER TRANSPORTATION CONTRACT...................................................................6
5.4      SUBLEASE OF EQUIPMENT....................................................................................6
5.5      AGREEMENT REGARDING CERTAIN ASSETS RETAINED BY EPCO......................................................7
5.6      AGREEMENT REGARDING MONT BELVIEU PARTNERSHIP.............................................................7
5.7      AGREEMENT REGARDING BELVIEU ENVIRONMENTAL FUELS..........................................................7



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
                                             ARTICLE 6: MISCELLANEOUS

6.1      CHOICE OF LAW; SUBMISSION TO JURISDICTION................................................................8
6.2      NOTICES..................................................................................................8
6.3      ENTIRE AGREEMENT; SUPERSEDURE............................................................................8
6.4      EFFECT OF WAIVER OF CONSENT..............................................................................8
6.5      AMENDMENT OR MODIFICATION................................................................................8
6.6      ASSIGNMENT...............................................................................................9
6.7      COUNTERPARTS.............................................................................................9
6.8      SEVERABILITY.............................................................................................9
6.9      FURTHER ASSURANCES.......................................................................................9
6.10     WITHHOLDING OR GRANTING OF CONSENT.......................................................................9
6.11     U.S. CURRENCY............................................................................................9
6.12     LAWS AND REGULATIONS.....................................................................................9
6.13     NEGATION OF RIGHTS OF THIRD PARTIES......................................................................9


List of Attachments and Exhibits

Attachment I      Defined Terms
Exhibit A         Insurance Program
Exhibit B         Common Carrier Transportation Contract
Exhibit C         Sublease Agreement
Exhibit D         Excluded Litigation



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                                 EPCO AGREEMENT

         THIS EPCO AGREEMENT is entered into on, and effective as of, the Closing Date by and among Enterprise Products Company, a Texas corporation ("EPCO"), Enterprise Product Partners L.P., a Delaware limited partnership (the "MLP"), Enterprise Products Operating L.P., a Delaware limited partnership (the "OLP"), and Enterprise Products GP, LLC, a Delaware limited liability company (the "General Partner").

                                    RECITALS

         EPCO and the General Partner desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article 2 of this Agreement, with respect to the terms and conditions upon which EPCO and its Affiliates will provide certain services to the General Partner on and after the Closing Date.

         EPCO, the MLP and the OLP desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article 3 of this Agreement, with respect to the use of EPCO's Name and Mark by the MLP and the OLP.

         EPCO, the MLP and the OLP desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article 4 of this Agreement, with respect to certain indemnification obligations of EPCO in favor of the MLP and the OLP.

         EPCO, the MLP, the OLP and the General Partner desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article 5 of this Agreement, with respect to a variety of additional matters.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                             ARTICLE 1: DEFINITIONS

         1.1 DEFINITIONS. The definitions listed on Attachment I shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement. Any other capitalized term that is used but not defined herein shall have the meaning given such term in the MLP Agreement.

         1.2 CONSTRUCTION. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) "include" or "includes" means includes, without limitation, and "including" means including, without limitation.



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                              ARTICLE 2: SERVICES

         2.1 SERVICES; TERM. During the period beginning on the Closing Date and ending on the tenth anniversary thereof, subject to the terms of this Article 2 and in exchange for the reimbursement described in Section 2.2, EPCO hereby agrees to provide the General Partner with the following services (collectively, the "Services"):

         (a) such management and operating services (other than SGA Services) as may be necessary to manage and operate the business, properties and assets of the Partnership Entities in substantially the same manner that such business, properties and assets have been managed and operated by EPCO and its Affiliates prior to the Closing Date; it being understood and agreed by the Parties that in connection with the provision of such management and operating services EPCO shall employ or otherwise retain the services of such personnel as may be necessary to cause the business, properties and assets of the Partnership Entities to be so managed and operated; and

         (b) such selling, general and administrative services (the "SGA Services") as may be reasonably necessary to cause the business of the Partnership Entities to be conducted in substantially the same manner in which EPCO's business was conducted prior to the date hereof.

All Services provided by EPCO or its Affiliates hereunder shall be substantially identical in nature and quality to the services of such type provided by EPCO and its Affiliates with respect to the business, properties and assets of the Partnership Entities during the one year period prior to the Closing Date. In addition, EPCO shall use reasonable care in providing the Services.

         2.2 COMPENSATION. As compensation for the provision by EPCO to the General Partner of the Services, EPCO shall be entitled to receive, and the General Partner agrees to pay to EPCO, the following amounts:

                  (a) with respect to any SGA Services provided by EPCO or its Affiliates to the General Partner hereunder during a given period of time, an amount equal to the appropriate portion of the then applicable Administrative Services Fee; and

         (b) with respect to all Services other than SGA Services provided by EPCO or its Affiliates to the General Partner hereunder during a given period of time, an amount equal to the sum of all costs and expenses (other than SGA Costs) incurred by EPCO and its Affiliates in connection with the provision of such Services.

The aggregate amount payable by the General Partner to EPCO pursuant to this
Section 2.2 with respect to a given period of time shall be referred to herein as the "Reimbursement Amount". In addition, the General Partner shall pay all sales, use, excise, value added or similar taxes, if any, that may be applicable from time to time in respect of the Services provided to it by EPCO.

         2.3 DISPUTE REGARDING SERVICES OR CALCULATION OF COSTS. Should there be a dispute over the nature or quality of the Services or the calculation of the Reimbursement Amount relating to the Services, EPCO and the General Partner agree that the prior practice of EPCO with respect to the Services previously provided with respect to the business, properties and assets of the Partnership Entities or the calculation of the Reimbursement Amount relating to



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such Services, as determined from the books and records of EPCO and its
Affiliates, shall be conclusive as to the nature and quality of the Services and the reasonableness of the calculation of the Reimbursement Amount relating to such Services, as the case may be.

         2.4 INVOICES. EPCO shall invoice the General Partner on or before the 20th day of each month for the estimated Reimbursement Amount for the next succeeding month, plus or minus any adjustment necessary to correct prior estimated billings to actual billings. All invoices shall be due and payable on the last day of the month of the invoice. Upon request of the General Partner EPCO shall furnish in reasonable detail a description of the Services performed during any month.

         2.5 DISPUTES; DEFAULT. Notwithstanding any provision of this Article 2 to the contrary, should the General Partner fail to pay EPCO when due any amounts owing to EPCO in respect of the Services, EPCO may, except as set forth in the third succeeding sentence, upon 30 days' notice to the General Partner, terminate this Article 2 as to those Services that relate to the unpaid portion of the invoice. Should there be a dispute as to the propriety of invoiced amounts, the General Partner shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify EPCO of such disputed amount. EPCO shall provide the General Partner with records relating to the disputed amount so as to enable the parties to resolve the dispute. So long as the parties are attempting in good faith to resolve the dispute, EPCO shall not be entitled to terminate the Services that relate to the disputed amount.

         2.6 INPUT. Any records, information or other input from the General Partner that is necessary for EPCO to perform any Services shall be submitted to EPCO by the General Partner in a manner consistent with the practices utilized by EPCO and its Affiliates during the one year period prior to the Closing Date, which manner shall not be altered except by mutual agreement of the parties. If the General Partner's failure to supply such input renders EPCO's performance of any Services unreasonably difficult, EPCO, upon reasonable notice to the General Partner, may refuse to perform such Services.

         2.7 LIMITATION. The General Partner acknowledges that the Services shall be provided only with respect to the business of the Partnership Entities as operated on the Closing Date or as otherwise mutually agreed by EPCO and the General Partner. EPCO shall not be required to perform any Services for the benefit of any Person other than the Partnership Entities.

         2.8 REPRESENTATIONS REGARDING USE OF SERVICES. The General Partner represents and agrees that it will use the Services only in accordance with all applicable federal, state and local laws and regulations, and in accordance with the reasonable conditions, rules, regulations, and specifications that may be set forth in any manuals, materials, documents, or instructions furnished from time to time by the General Partner to EPCO or by EPCO to the General Partner. EPCO reserves the right to take all actions, including, without limitation, termination of any particular Services, that EPCO reasonably believes to be necessary to assure compliance with applicable laws and regulations.

         2.9 WARRANTY; LIMITATION OF LIABILITY. The Services shall be of the same or similar quality as those provided by EPCO with respect to the business, properties and assets of the



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Partnership Entities during the one year period prior to the Closing Date.
EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, EPCO MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES. IN NO EVENT SHALL EPCO OR ANY OF ITS AFFILIATES BE LIABLE TO THE GENERAL PARTNER OR ANY OTHER PERSON FOR ANY INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES, REGARDLESS OF WHETHER EPCO, ITS AFFILIATES, OR OTHERS WHO MAY BE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT.

         2.10 FORCE MAJEURE. EPCO shall have no obligation to perform the Services if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment, or any other cause or circumstance, whether similar or dissimilar to the foregoing causes or circumstances, beyond the reasonable control of EPCO.

         2.11 AFFILIATES. At its election, EPCO may cause one or more of its Affiliates or third party contractors reasonably acceptable to the General Partner to provide the Services; however, EPCO shall remain responsible for the provision of the Services in accordance with this Agreement.

                        ARTICLE 3: USE OF NAME AND MARK

         3.1 GRANT OF LICENSE. EPCO hereby grants to each of the Partnership Entities (individually, a "Licensee"), and each Licensee hereby accepts, a nontransferable, nonexclusive royalty-free right and license to use the Name and Mark in connection with the business conducted by each such Licensee.

         3.2 USE. All use of and reference to the Name and Mark by each Licensee shall be generally approved by EPCO prior to such use or reference, and all such use and reference shall conform with such instructions and quality standards as EPCO from time to time may issue. In no event shall use of or reference to the Name and Mark be inconsistent in form or content with the sole ownership of the Name and Mark by EPCO. All use of the Name and Mark by each Licensee, its agents, servants, employees and vendees, shall inure solely to the benefit of EPCO. EPCO shall have the right to make inspection of Licensee's services rendered in connection with the Name and Mark to protect the goodwill of EPCO associated with the Name and Mark.

         3.3 VARIATIONS. No Licensee shall adopt and commence using any variations of the Name and Mark, or any other names and marks confusingly similar thereto, without the prior approval of EPCO.

         3.4 NONTRANSFERABLE. The license granted to each Licensee to use the Name and Mark is not assignable or transferable, and it shall not inure to the benefit of any other Person, including, without limitation, a trustee in bankruptcy or any other successor to any Licensee, whether by operation of law or otherwise.

         3.5 INDEMNITY. Each Licensee agrees to be solely responsible for and to defend and indemnify EPCO from and against any and all claims, demands and causes of action, and all



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costs, liabilities, expenses (including, without limitation, reasonable attorney's fees), damages or judgments sustained in connection therewith, arising out of, resulting from or related to the use of the Name and Mark by such Licensee, its agents, servants, employees and representatives, even if such claim, demand or cause of action is based on the sole, partial or concurrent negligence of EPCO, except that EPCO shall defend and indemnify each Licensee from and against all claims, demands or causes of action for trademark infringement arising from the use of the Name and Mark by such Licensee. If requested by EPCO, such Licensee shall retain counsel reasonably satisfactory to EPCO to represent EPCO, and such Licensee shall pay the fees and expenses of such counsel relating to such claim, demand, or cause of action. EPCO shall be consulted with respect to all matters concerning such claim, demand, or cause of action, and settlement of such claim, demand, or cause of action shall not be made without the prior written approval of EPCO.

         3.6 TERMINATION. The license granted by this Article 3 shall terminate automatically upon the expiration of the Applicable Period. As promptly as practicable (but in no event more than 180 days) following the termination of this license, each Licensee shall cease all use of the Name and Mark and any and all other names and marks confusingly similar thereto. Termination of the license shall not terminate each Licensee's continuing obligation of indemnification under Section 3.5.

                           ARTICLE 4: INDEMNIFICATION

         4.1 INDEMNIFICATION. From and after the date hereof and subject to the remaining provisions of this Article 4, EPCO shall indemnify, defend and hold harmless the Partnership Entities from and against any loss, cost, claim, liability, prepayment or similar penalty, damage, expense, attorneys fees, judgment, award or settlement of any kind or nature whatsoever (other than out-of-pocket costs and expenses incurred by the Partnership Entities in connection with the discharge of their obligations pursuant to Section 4.2(b)) (collectively, "Losses") incurred by the Partnership Entities in connection with the Excluded Liabilities; provided, however, in no event shall such indemnification obligation, or the term "Losses," cover or include consequential, indirect, or incidental damages or lost profits suffered by the Partnership Entities in connection with the Excluded Liabilities, except to the extent such consequential, indirect or incidental damages or lost profits are actually paid to a third party.

         4.2 Indemnification Procedures.

         (a) EPCO shall have the right to control all aspects of the defense of any claims (and any counterclaims) related to the Excluded Liabilities, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Partnership Entities unless (i) it includes a full release of the Partnership Entities from such matter or issues, as the case may be or (ii) following such settlement there is no realistic scenario under which the Partnership Entities could be held liable for such matter or issues.

         (b) The Partnership Entities agree, at their own cost and expense, to cooperate fully with EPCO with respect to all aspects of the defense of any claims related to the Excluded



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Liabilities, including, without limitation, the prompt furnishing to EPCO of any correspondence or other notice relating thereto that the General Partner or the Partnership Entities may receive, permitting the names of the General Partner and the Partnership Entities to be utilized in connection with such defense and the making available to EPCO of any files, records or other information of the General Partner or the Partnership Entities that EPCO considers relevant to such defense; provided, however, that in connection therewith EPCO agrees to use reasonable efforts to minimize the impact thereof on the operations of such Partnership Entities. In no event shall the obligation of the Partnership Entities to cooperate with EPCO as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Entities an obligation to hire and pay for counsel in connection with the defense of any claims related to the Excluded Litigation.

                          ARTICLE 5: OTHER AGREEMENTS

         5.1 PROHIBITED ACTIVITIES. During the Applicable Period, EPCO agrees that it will not, and will cause its Affiliates not to, engage in any Restricted Activity, unless (a) notice of the opportunity to engage in such Restricted Activity has first been given by EPCO to the General Partner, which notice shall describe in reasonable detail the specific Restricted Activity that EPCO or its applicable Affiliate desires to engage in, (b) the General Partner has notified EPCO of its decision to permit EPCO or one of its Affiliates to undertake such Restricted Activity to the exclusion of the Partnership Entities and (c) the Audit and Conflicts Committee has approved such decision. The General Partner agrees to give prompt consideration to any such notice. EPCO agrees and acknowledges that the Partnership Entities do not have an adequate remedy at law for the breach by EPCO or its Affiliates of the foregoing agreement, and that any breach by EPCO or its Affiliates of the foregoing agreement would result in irreparable injury to the Partnership Entities. EPCO further agrees and acknowledges that the Partnership Entities may, in addition to the other remedies which may be available to the Partnership Entities, file a suit in equity to enjoin EPCO and its Affiliates from such breach.

         5.2 INSURANCE MATTERS. EPCO hereby agrees to cause the Partnership Entities to be named as additional insureds in EPCO's current insurance program, which is described on Exhibit A attached hereto. Each of the Partnership Entities shall be allocated, and pay for, such insurance coverage in an amount equal to EPCO's cost of insuring the assets and operations of such Partnership Entity, and generally in accordance with the allocations and methodology described in Exhibit A.

         5.3 COMMON CARRIER TRANSPORTATION CONTRACT. Effective June 1, 1998, EPCO and the OLP entered into a Common Carrier Transportation Contract substantially in the form of Exhibit B attached hereto, pursuant to which EPCO agreed to provide trucking and other transportation services to the OLP.

         5.4 SUBLEASE OF EQUIPMENT. Dated June 1, 1998, EPCO and the OLP entered into a Sublease Agreement substantially in the form of Exhibit C attached hereto, pursuant to which EPCO agreed to sublease certain of its equipment to the OLP.

         5.5 AGREEMENT REGARDING CERTAIN ASSETS RETAINED BY EPCO. With respect to any assets or properties of EPCO and/or any of its Affiliates that would have been a part of the assets



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and properties transferred by EPCO or such Affiliate to the Partnership Entities on or prior to the Closing Date (by operation of law or otherwise) but for the existence of prohibitions against or conditions to such transfer that, if not satisfied, would result in the breach by EPCO or one of its Affiliates of a third party agreement or would terminate or give a third party the right to terminate any rights of EPCO or such Affiliate in and to such asset or property (any such asset or property being herein referred to as a "Restricted Asset" and any such prohibition or condition being herein referred to as a "Restriction"), EPCO agrees to (a) use commercially reasonable efforts to cause such Restriction to be satisfied or waived, (b) transfer such Restricted Asset to the appropriate Partnership Entity when and if such Restriction is satisfied or waived, provided that such Restriction is satisfied or waived within 21 years of the death of the last to die of the descendants of Joseph P. Kennedy, father of the late
President John F. Kennedy, who are living on the Closing Date, and (c) pending the satisfaction or waiver of such Restriction and to the extent permitted by applicable law and the terms of any applicable contracts or agreements, and subject to any written agreements between EPCO and the Partnership Entities regarding specific Restricted Assets, hold the Restricted Assets for the benefit of and use by the Partnership Entities in order to permit the Partnership Entities to realize, receive, and enjoy rights and benefits, and bear burdens and obligations of the Restricted Assets, in each case that are substantially similar to those that the Partnership Entities would have been able to realize, receive and enjoy, or bear, as applicable, had such Restriction been satisfied or waived.

         5.6 AGREEMENT REGARDING MONT BELVIEU PARTNERSHIP. The parties acknowledge and agree that pursuant to the Plan of Merger, EPCO retained a one percent economic interest, and all rights of EPCO as a "partner," in Mont Belvieu Associates, a Texas general partnership ("Mont Belvieu"). With respect to such interest and rights in Mont Belvieu retained by EPCO, EPCO agrees that until such time as EPCO's rights as a "partner" in Mont Belvieu are transferred to Enterprise Texas and Enterprise Texas is admitted to Mont Belvieu as a partner, EPCO agrees to refrain from exercising or waiving any of its rights as a "partner"" in Mont Belvieu without the prior approval of Enterprise Texas, and will exercise or waive its rights, and vote its partnership interest, as directed by Enterprise Texas. EPCO agrees that it will not sell or otherwise transfer (including by way of a pledge) any of its partner interest in Mont Belvieu without the approval of the Audit and Conflicts Committee. EPCO agrees that, upon the occurrence of a Change of Control and subject to the receipt of any applicable third-party consents or approvals, (a) EPCO will transfer to Enterprise Texas the 49% partner interest for which the related economic interest has already been transferred to Enterprise Texas without the payment of further consideration by Enterprise Texas and (b) Enterprise Texas will have the option to purchase from EPCO its remaining 1% partner interest in Mont Belvieu for the fair market value thereof, as determined by agreement between EPCO and the Audit and Conflicts Committee.

         5.7 AGREEMENT REGARDING BELVIEU ENVIRONMENTAL FUELS. The parties acknowledge and agree that pursuant to the Plan of Merger, EPCO retained its rights as a general partner of Belvieu Environmental Fuels, Inc., a Texas General Partnership ("BEF"). With respect to such rights in BEF retained by EPCO, EPCO agrees that until such time as EPCO's rights as a "partner" in BEF are transferred to the OLP, and the OLP is admitted to BEF as a partner, EPCO agrees to refrain from exercising or waiving any of its rights as a "partner" in BEF without the prior approval of the OLP and will exercise or waive its rights, and vote its partnership interests, as directed by the OLP. EPCO agrees that it will not sell or otherwise transfer (including by way



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of a pledge) any of its partner interests in BEF without the approval of the
Audit and Conflicts Committee. EPCO further agrees that, upon the occurrence of a Change of Control and subject to the receipt of any applicable third-party consents or approvals, it will transfer its rights as a partner in BEF to the OLP without the payment of further consideration by the OLP.

                            ARTICLE 6: MISCELLANEOUS

         6.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Harris County, Texas.

         6.2 NOTICES. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party's signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 6.2.

         6.3 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

         6.4 EFFECT OF WAIVER OF CONSENT. No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

         6.5 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the agreement of all the parties hereto; provided, however, that the MLP and OLP may not, without the prior approval of the Audit and Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the Holders of Common Units.

         6.6 ASSIGNMENT. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.



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         6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         6.8 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         6.9 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

         6.10 WITHHOLDING OR GRANTING OF CONSENT. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

         6.11 U.S. CURRENCY. All sums and amounts payable or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

         6.12 LAWS AND REGULATIONS. Notwithstanding any provision of this Agreement to the contrary, no party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

         6.13 NEGATION OF RIGHTS OF THIRD PARTIES. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Limited Partner, Assignee or other Person shall have the right, separate and apart from the MLP or the OLP, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.



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
         IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the Closing Date.

                                ENTERPRISE PRODUCTS COMPANY

                                By: /s/ Gary L. Miller
                                    Gary L. Miller
                                    Executive Vice President

                                Address for Notice:
                                P.O. Box 4324
                                Houston, Texas 77210-4324

                                ENTERPRISE PRODUCTS PARTNERS L.P.

                                By: ENTERPRISE PRODUCTS GP, LLC
                                    its sole general partner

                                    By: /s/ Gary L. Miller
                                        Gary L. Miller
                                        Executive Vice President

                                Address for Notice:
                                P.O. Box 4324
                                Houston, Texas 77210-4324

                                ENTERPRISE OPERATING PARTNERS L.P.

                                By: ENTERPRISE PRODUCTS GP, LLC,
                                    its sole general partner

                                    By: /s/ Gary L. Miller
                                        Gary L. Miller
                                        Executive Vice President

                                Address for Notice:
                                P.O. Box 4324
                                Houston, Texas 77210-4324

                                ENTERPRISE PRODUCTS GP, LLC

                                By: /s/ Gary L. Miller
                                    Gary L. Miller
                                    Executive Vice President

                                Address for Notice:
                                P.O. Box 4324
                                Houston, Texas 77210-4324



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

                                  ATTACHMENT I

                                  DEFINED TERMS

         "Administrative Services Fee" shall mean, with respect to the period of time beginning on the Closing Date and ending on the first anniversary thereof (the "Initial Period"), an amount equal to $12,000,000; provided, however, that the Administrative Service Fee for each of the nine successive one year-periods following the Initial Period (each a "Subsequent Period") may be increased by the General Partner upon the request of EPCO subject to the following restrictions:

         (i) any such increase must be approved by the Audit and Conflicts Committee; and

         (ii) except to the extent necessary to fully and adequately reimburse EPCO for any incremental SGA Costs incurred by EPCO or its Affiliates as a result of the hiring of additional management personnel in connection with the expansion of the operations of the Partnership Entities (through the construction of new facilities or the completion of acquisitions), in no event may the Administrative Services Fee for any Subsequent Period exceed an amount equal to 110% of the Administrative Services Fee that was paid or payable by the General Partner to EPCO with respect to the prior one year period.

         "Affiliate" shall have the meaning attributed to such term in the MLP Agreement; provided, however, that for the purposes of this Agreement neither the General Partner, the MLP, the OLP nor any Person controlled by the MLP or the OLP (as the term "control" is used in the definition of "Affiliate" in the MLP Agreement) shall be deemed to be an Affiliate of EPCO.

         "Agreement" shall mean this EPCO Agreement, as it may be amended, modified, or supplemented from time to time.

         "Applicable Period" shall mean the period commencing on the Closing Date and terminating on the date on which the general partner of the MLP and the OLP ceases to be Enterprise Products GP, LLC or another Person that is an Affiliate of EPCO.

         "BEF" shall have the meaning attributed to such term in Section 5.7.

         "Business" shall mean the business and operations of EPCO and its subsidiaries immediately prior to the effectiveness of the merger contemplated by the Plan of Merger (excluding the Retained Assets and Liabilities (as defined in the Plan of Merger)).

         "Change of Control" shall mean the occurrence of any transaction, the result of which is that (a) Dan Duncan, directly or indirectly, owns less than a majority of the voting stock of EPCO, (b) EPCO or a wholly owned subsidiary of EPCO and Dan Duncan, directly or indirectly, collectively own less than a majority of the voting stock of the General Partner or (c) EPCO ceases to be an Affiliate of the General Partner.

         "Enterprise Texas" shall mean Enterprise Texas Operating L.P., a Texas limited partnership.

         "Excluded Liabilities" shall mean the following liabilities and obligations:

                  (a) all liabilities and obligations attributable to the lawsuits and claims listed on Exhibit D attached hereto and made a part hereof;

                  (b) all indebtedness of EPCO and its Affiliates for borrowed money other than the Designated Indebtedness (as such term is defined in the Plan of Merger);

                  (c) any Retained Assets and Liabilities (as such term is defined in the Plan of Merger);

                  (d) all liabilities and obligations to brokers or finders arising prior to the Closing Date, except to the extent any such liabilities and obligations were entered into in the normal and ordinary course of the day-to-day operation of the business or constitute a part of the "Underwriting Commissions and Offering Expenses" to be paid by the MLP as described in the Registration Statement under the Section entitled "Use of Proceeds";

                  (e) any income tax liability of EPCO that may result from the consummation of the transactions contemplated by this Agreement; and

                  (f) any liability or obligation of EPCO under any employment agreements with any of its employees or officers.

         "General Partner" shall mean the Enterprise GP and its successors as general partner of the MLP and the OLP, unless the context otherwise requires.

         "Licensee" shall have the meaning attributed to such term in Section
3.1.

         "Losses" shall have the meaning attributed to such term in Section 4.1.

         "MLP Agreement" shall mean that certain Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of the Closing Date, as same may be amended from time to time.

         "Name" and "Mark" shall mean the name "Enterprise", as described in Registration Number 1,236,995 registered on May 10, 1983 and issued by the United States Patent and Trademark Office, and the mark "Enterprise", as described in Application Registration Number 1,292,612 registered on September 4, 1984 and issued by the United States Patent and Trademark Office.

         "Partnership Entities" shall mean the General Partner, the MLP, the OLP and any Affiliate controlled by the General Partner, the MLP or the OLP.

         "Plan of Merger" shall mean that certain Plan of Merger dated June 1, 1998 by and among EPCO, HSC Pipeline Partnership, L.P., Chunchula Pipeline Company, LLC, Propylene Pipeline Partnership, L.P., Cajun Pipeline Company, LLC, and Enterprise Texas, as amended by that certain First Amendment to Plan of Merger among such parties dated effective as of June 1, 1998.

         "Restricted Activities" mans the conduct within North America of the types of businesses and activities engaged in by EPC and its Affiliates as of May 31, 1998; provided, however, that such term shall not include any business or activities associated with the assets, properties or businesses of EPCO and its Affiliates as of the day immediately following the Closing Date.

         "Reimbursement Amount" shall have the meaning attributed to such term in Section 2.2.

         "SGA Services" shall have the meaning attributed to such term in
Section 2.1.

         "SGA Costs" shall mean the selling, general and administrative costs incurred by EPCO and its Affiliates in connection with provision of SGA Services to the Partnership Entities.



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